UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 17, 2011

L-3 Communications Holdings, Inc.
L-3 Communications Corporation

(Exact Name of Registrants as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-14141 333-46983	13-3937434 13-3937436

(Commission File Numbers)	(IRS Employer Identification Nos.)

600 Third Avenue, New York, New York	10016

(Address of Principal Executive Offices)	(Zip Code)
(212) 697-1111

(Registrants’ Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     L-3 Communications Corporation (the “Company”), a wholly owned subsidiary of L-3 Communications Holdings, Inc., has completed its offering of $500,000,000 in aggregate principal amount of 3.95% Senior Notes due 2016 (the “Notes”). In connection with the offering, on November 22, 2011, the Company and certain subsidiaries of the Company entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, to an indenture (the “Base Indenture”) entered into on May 21, 2010 (the “Base Indenture”, and together with the Third Supplemental Indenture, the “Indenture”).
     Pursuant to the terms of the Indenture, the Notes: (i) were issued at a price to the public of 99.273% of their principal amount, (ii) will bear interest at a fixed rate of 3.95% per year, payable semi-annually on May 15 and November 15 of each year, beginning May 15, 2012 and (iii) will mature on November 15, 2016. The initial interest payment will include accrued interest from November 22, 2011.
     The Notes are unsecured senior obligations of the Company and will rank equal in right of payment with all of the Company’s other existing and future senior indebtedness. In addition, the Notes are guaranteed on an unsecured senior basis by each of the Company’s material domestic subsidiaries that guarantee any of its other indebtedness.
     The Company may redeem some or all of the Notes at any time or from time to time, as a whole or in part, at its option at the price and on the terms set forth in the Indenture. In addition, upon the occurrence of a “Change of Control Triggering Event,” as defined in the Indenture, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.
     The Indenture also contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to create or assume certain liens or enter into sale and leaseback transactions, and the Company’s ability to engage in mergers or consolidations or transfer or lease all or substantially all of our assets. Finally, the Indenture contains customary events of default.
     The foregoing description is qualified by reference to the Base Indenture and Third Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated by reference herein.
Item 8.01. OTHER EVENTS.
     On November 17, 2011, in connection with the offering of the Notes described above, the Company entered into an Underwriting Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Deutsche Bank Securities Inc., as the representatives for the several underwriters named in Schedule A of the Agreement. A copy of the Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement, dated November 17, 2011, which was filed with the Securities and Exchange Commission on November 17, 2011. In connection with the offering of the Notes, the Company is filing the legal opinions of Simpson, Thacher & Bartlett LLP and Steven M. Post relating to the offering as Exhibits 5.1 and 5.2 to this report.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (D) EXHIBITS.

Exhibit
Number	Title
4.1	Indenture, dated as of May 21, 2010, among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Registrants’ Current Report on Form 8-K filed on May 24, 2010 (File Nos. 001-14141 and 333-46983))

*4.2	Third Supplemental Indenture, dated as of November 22, 2011, among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee

*5.1	Opinion of Simpson, Thacher & Bartlett LLP dated November 22, 2011

*5.2	Opinion of Steven M. Post dated November 22, 2011

*99.1	Underwriting Agreement, dated as of November 17, 2011, among L-3 Communications Corporation, Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

	By: Name: Title:	/s/ Allen E. Danzig Allen E. Danzig Vice President, Assistant General Counsel and Assistant Secretary
Dated: November 22, 2011

EXHIBIT INDEX

Exhibit
Number	Title
4.1	Indenture, dated as of May 21, 2010, among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Registrants’ Current Report on Form 8-K filed on May 24, 2010 (File Nos. 001-14141 and 333-46983))

*4.2	Third Supplemental Indenture, dated as of November 22, 2011, among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee

*5.1	Opinion of Simpson, Thacher & Bartlett LLP dated November 22, 2011

*5.2	Opinion of Steven M. Post dated November 22, 2011

*99.1	Underwriting Agreement, dated as of November 17, 2011, among L-3 Communications Corporation, Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein

*	Filed herewith.